UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 19, 2023

U.S. GoldMining Inc.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

001-41690	37-1792147
(Commission File Number)	(IRS Employer Identification No.)

1030 West Georgia Street, Suite 1830

Vancouver, BC, Canada, V6E 2Y3

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (914) 233-3004

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	USGO	The Nasdaq Stock Market LLC
Warrants, each warrant exercisable for one share of Common Stock at an exercise price of $13.00	USGOW	The Nasdaq Stock Market LLC

Item 1.01	Item 1.01 Entry into a Material Definitive Agreement.

On April 19, 2023, U.S. GoldMining Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with H.C. Wainwright & Co., LLC (“Wainwright” or the “representative”) as the representative of the underwriters named therein and joint book-running manager, BMO Capital Markets Corp. as joint book-running manager (“BMO”) and Laurentian Bank Securities Inc. and Sprott Capital Partners LP as the co-managers (collectively with the representative and BMO, the “Underwriters”) providing for the offer and sale (the “Offering”) in a firm commitment underwritten offering of an aggregate of 2,000,000 units (“Units”), each comprised of one share of the Company’s common stock (“Common Stock”) and one warrant to purchase one share of Common Stock (“Warrant”) at a price of $10.00 per unit ($9.30 per Unit, net of underwriting discount). The material terms of the Offering are described in the prospectus, dated April 19, 2023, filed by the Company with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b)(4) under the Securities Act of 1933, as amended. The Offering was registered with the Commission pursuant to a Registration Statement on Form S-1, as amended (File No. 333-269693), initially filed by the Company on February 10, 2023.

In the Underwriting Agreement, the Company agreed to indemnify the Underwriters against certain liabilities, and to contribute to payments the Underwriters may be required to make because of any of those liabilities.

The Underwriting Agreement provides that the Underwriters’ obligation to purchase the securities in this offering is subject to conditions contained in the Underwriting Agreement. Under the terms of the Underwriting Agreement, the Underwriters may, at their discretion, terminate the Underwriting Agreement upon the occurrence of certain events. The Underwriters, however, are obligated to take and pay for all of the Units being offered, if any are taken. If an Underwriter defaults, the Underwriting Agreement provides that the purchase commitments of the non-defaulting Underwriters may be increased or the Underwriting Agreement may be terminated.

The Offering is expected to close on April 24, 2023.

The foregoing descriptions of the terms and conditions of the Underwriting Agreement do not purport to be complete and are qualified in their entirety by the full text of the Underwriting Agreement, a copy of which is hereto as Exhibit 1.1 and which is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On April 19, 2023, the Company issued a press release regarding the Offering described above under Item 1.01 of this Current Report on Form 8-K. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the information in this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended, except as shall be expressly set forth by reference in such a filing. Furthermore, the furnishing of information under Item 7.01 of this Current Report on Form 8-K is not intended to constitute a determination by the Company that the information contained herein, including the exhibits hereto, is material or that the dissemination of such information is required by Regulation FD.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
1.1#	Underwriting Agreement
99.1	Press Release, dated April 19, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

# Schedules and/or exhibits have been omitted from this exhibit pursuant to Item 601(a)(5) of Regulation S-K. The registrant agrees to furnish supplementally a copy of any omitted schedule or exhibit to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 21, 2023	U.S. GOLDMINING Inc.

	By:	/s/ Tim Smith
	Name:	Tim Smith
	Title:	Chief Financial Officer